Exhibit 1.1

NORTHWESTERN CORPORATION

$100,000,000
Shares of Common Stock
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

April 25, 2012

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

NorthWestern Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with UBS Securities LLC (the “Manager”), as follows:

SECTION 1. Description of Securities.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $100,000,000 (the “Shares”) on the terms set forth in Section 3 of this Agreement.  The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Company.  The Company represents and warrants to and agrees with the Manager that:

(a) An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively called the “Act”), on Form S-3 (File No. 333-179568) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act.  The registration statement contains certain information concerning the offering and sale of the Shares, and contains additional information concerning the Company, its business and the Common Stock; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Section 4(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement.  Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Manager in connection with the offering of the Shares.  Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.  Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Manager by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Manager for such use.  “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 under the Act) that the Company and the Manager shall agree from time to time is a Permitted Free Writing Prospectus.  Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Act, at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied;  the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Time of Sale and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with such sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Company and the Manager agree that the only information furnished or to be furnished by or on behalf of the Manager expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the statement that the Manager will not engage in any transactions that stabilize the Common Stock appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated April 25, 2012.

(c) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 under the Act.

(e) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of March 31, 2012 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since December 31, 2011 or the Company’s then most recently completed quarter or fiscal year (subject to the issuance of shares of Common Stock under the Company’s (i) dividend reinvestment and direct stock purchase plan, (ii) employee stock purchase plan, (iii) director and executive compensation plans and (iv) other employee benefit plans and the grant of options or other equity awards under any such director and executive compensation plans); as of the date of this Agreement, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; at each Representation Date (excluding the date hereof), Time of Sale and Settlement Date, the Shares will be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(g) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(h) As of the date hereof, the Company has no subsidiaries (as defined under the Act) other than (i) those subsidiaries listed on Schedule B hereto (collectively, the “Subsidiaries”) and (ii) Blue Dot Services, LLC, a Delaware limited liability company, and Blue Dot Capital, LLC, a Delaware limited liability company, each of which is in the process of being liquidated pursuant to Chapter 7 of the United States Bankruptcy Code, and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to the Manager; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(i) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(j) The capital stock of the Company, including the Common Stock, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(k) The Company has full corporate power and authority to enter into this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(l) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, neither the Company nor any of the Subsidiaries is (i) in violation of its respective charters or by-laws or other governance documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or (iii) in violation of any federal, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or any decree, judgment or order applicable to it or any of its properties, except for such violations or defaults (excluding clause (i)) as would not have, or reasonably be expected to have, a Material Adverse Effect.

(m) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of (i) and (ii) above, for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(n) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) the NYSE’s approval of the Company’s supplemental listing application for the Shares (ii) registration of the Shares under the Act, which has been effected, (iii) order of the Montana Public Service Commission (the “MPSC”), (iv) order of the Federal Energy Regulatory Commission (the “FERC”), (v) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager or (vi) qualification of the offering of the Shares under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(o) The FERC has issued an appropriate order or orders with respect to the issuance and sale of the Shares in accordance with this Agreement (the “FERC Order”); and the FERC Order is in full force and effect and the issuance and sale of the Shares pursuant to this Agreement is in conformity with the terms of the FERC Order; provided, however, that following the expiration of the current FERC Order, a new FERC Order will be required and shall be in full force and effect.

(p) The MPSC has issued an appropriate order or orders with respect to the issuance and delivery of the Shares in accordance with this Agreement (the “MPSC Order”); and the MPSC Order is in full force and effect and the issuance and sale of the Shares pursuant to this Agreement is in conformity with the terms of the MPSC Order; provided, however, that following the expiration of the current MPSC Order, a new MPSC Order will be required and shall be in full force and effect.

(q) Except as described in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r) The Company and the  Subsidiaries possess adequate certificates, licenses, approvals, franchises, authorizations or permits (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

(s) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, to the Company’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Deloitte & Touche LLP, who audited the annual consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations thereunder.

(u) The financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined in Regulation G under the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(v) Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole.

(w) Neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x) Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each as then amended or supplemented, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(y) The Common Stock is an “actively-traded security” under Rule 101 of Regulation M under the Exchange Act.

(z) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(bb) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(cc) The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(dd) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(ee) The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the equity shelf program established by this Agreement.

(ff) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, nor to the Company’s knowledge, their affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(hh) The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Manager.

SECTION 3. Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) from any of the individuals listed as authorized representatives of the Company on Schedule C hereto (the “Authorized Company Representatives”) to make such sales, which order shall (1) specify any price, time or size limits or other customary parameters or conditions, and (2) be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached as Exhibit C hereto (a “Transaction Notice”), and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The maximum number of Shares to be sold by the Manager daily shall not in any event exceed the amount of Shares available for issuance under the currently effective Registration Statement or exceed the amount of Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated on any day; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.

(iv) The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be 1.0% of the gross sales price of the Shares sold pursuant to this Section 3(a).  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company and the Manager (each such date, a “Settlement Date”).  As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close.  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, except such representations and warranties that speak as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h).  Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, except such representations and warranties that speak as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i)         Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each sale of the Shares to or through the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Manager, offers and sales of Shares pursuant to this Agreement shall not be requested by the Company and need not be made by the Manager at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.

(f) The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by the Manager and the Company.

SECTION 4. Covenants of the Company.  The Company agrees with the Manager:

(a) To notify the Manager promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 under the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 under the Act.

(b) To promptly advise the Manager, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Company’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below and other than any prospectus supplement relating to the offering of other securities), and to provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement to which the Manager shall have objected in writing.

(c) To make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may request for the purposes contemplated by the Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d) (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and (2) during any sales period specified in a Transaction Notice, to provide the Manager, for its review and comment, with a copy of any reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Manager of such filing.

(e) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f) If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Manager, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Manager, (c) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (d) promptly notify the Manager of such effectiveness.  The Company will take all other reasonable action to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(g) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Manager, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Manager.  If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Manager, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h) To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Manager of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(i) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as such date is defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(l) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities), in each case without giving the Manager at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale.  Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Manager pursuant to this Agreement; (ii) file one or more registration statements on Form S-8 relating to Common Stock that may be issued pursuant to director or compensation plans or other benefit plans, including the employee common stock purchase plan; (iii) file a registration statement on Form S-3 relating to Common Stock to be issued under the dividend reinvestment plan; (iv) issue securities under the Company’s director or employee equity compensation plans or other benefit plans, including the employee common stock purchase plan; and (iv) issue Common Stock under the dividend reinvestment plan.  In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(m) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(n) The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o) To use its best efforts to cause the Common Stock to be listed on the NYSE and to maintain such listing.

(p) To advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(q) Upon commencement of the offering of the Shares under this Agreement, and, subject to Section 4(bb) hereof, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a proxy statement or Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) the Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate of an executive officer of the Company, dated and delivered as of the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except to the extent such statements were as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h) and except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate.

(r) Subject to Section 4(bb) hereof, at each Representation Date, to furnish or cause to be furnished forthwith to the Manager either (i) a written opinion of internal NWE counsel, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion, or (ii) a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(r), to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(s) Subject to Section 4(bb) hereof, at each Representation Date, to furnish or cause to be furnished forthwith to the Manager either (i) a written opinion of Jones Day, special counsel to the Company (“Special Counsel”), or other counsel satisfactory to the Manager, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion, or (ii) a Reliance Letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(s), to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(t) Subject to Section 4(bb) hereof, at each Representation Date, Hunton & Williams LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager.

(u) Upon commencement of the offering of the Shares under this Agreement, and, subject to Section 4(bb) hereof, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Manager to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Manager may reasonably request, to cause the Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(v) Subject to Section 4(bb) hereof, at each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

(w) That the Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(x) If to the knowledge of the Company, any condition set forth in Section 6(a), 6(i) or 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(y) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(z) To ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate and regulatory authority for the offer and sale of such Shares.

(aa) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Shares).

(bb) Notwithstanding anything else herein to the contrary, so long as it is not currently in a sales period specified in a Transaction Notice, the Company may determine to suspend sales efforts under this Agreement and shall not be required to deliver any of the opinions, certificates or accountants’ letters otherwise required by Sections 4(q), 4(r), 4(s), 4(t), 4(u) or 4(v); provided that prior to submitting a subsequent Transaction Notice, the Company shall have submitted a current legal opinion of internal counsel and external counsel, a current officer’s certificate and a current accountants’ letter.

SECTION 5. Payment of Expenses.  The Company agrees with the Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. and other foreign counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, the FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and accountants and the reasonable fees and disbursements of Manager’s counsel not to exceed $80,000. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

SECTION 6. Conditions of Manager’s Obligations.  The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, as then amended or supplemented, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, as then amended or supplemented, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as then amended or supplemented, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole, in the judgment of the Manager, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Manager, shall have been entered into by the Company or any of its Subsidiaries.

(c) The Company shall furnish to the Manager, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit A hereto.

(d) The Company shall furnish to the Manager, at every date specified in Section 4(s) of this Agreement, an opinion of Special Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, in the form set forth in Exhibit B hereto.

(e) At the dates specified in Section 4(u) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(f) The Company shall deliver to the Manager, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of an executive officer to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met.  The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(g) The Manager shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Hunton & Williams LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(h) The Manager shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the date hereof, and in form and substance satisfactory to the Manager.

(i) All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Manager and its affiliates, its and their directors, officers, employees and agents and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable and documented fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Manager, bear to the aggregate public offering price of the Shares.  The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of commissions received by it under this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

SECTION 8. Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 4(x) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

SECTION 10. Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (fax: (212) 713-3371) and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at NorthWestern Corporation d/b/a NorthWestern Energy, 3010 W. 69th Street, Sioux Falls, SD  57108, Attention: Brian B. Bird, Chief Financial Officer (fax (605) 978-2840, with a copy to Robert Joseph, Jones Day, 77 W. Wacker Dr., Chicago, IL  60601.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Manager and the Company and to the extent provided in Section 7 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship.  The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure.  The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties.  No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law, regulation or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15. Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party.  Each of the Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns.  This Agreement shall be binding upon the Manager and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Manager’s respective businesses and/or assets.

SECTION 21. Miscellaneous.  The Manager, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because the Manager is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager.  Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,
NORTHWESTERN CORPORATION

By:	/s/ Brian B. Bird
Name: Brian B. Bird
Title: Vice President, Chief Financial
Officer and Treasurer

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Paul McNutt Name: Paul McNutt Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Young Kim Name: Young Kim Title: Executive Director

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B

Schedule of Subsidiaries

Name	State of Jurisdiction of Incorporation or Limited Partnership
NorthWestern Investments, LLC	Delaware
Clark Fork and Blackfoot, L.L.C.	Montana
NorthWestern Services, LLC	Delaware
Montana Generation, LLC	Delaware
Canadian-Montana Pipe Line Corporation	Canada
Risk Partners Assurance, Ltd.	Bermuda
Mountain States Transmission Intertie, LLC	Delaware

Schedule C

Authorized Company Representatives

Name	Office/Position
Brian Bird	VP, CFO & Treasurer
Emilie Ng	Assistant Treasurer
Dan Rausch	Director, Investor Relations
Travis Meyer	Manager, Investor Relations
Kellie Sandquist	Lead, Cash Management
Neal Hansen	Senior Financial Analyst

Exhibit A

OPINION OF COMPANY COUNSEL

[Date]

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

I am the Senior Corporate Counsel and Corporate Secretary of NorthWestern Corporation, a Delaware corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the issuance and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $100,000,000, through or to UBS Securities LLC (the “Manager”), in one or more public offerings from time to time, pursuant to the Equity Distribution Agreement, dated as of April 25, 2012 (the “Distribution Agreement”), by and between the Company and the Manager. This letter is furnished to the Manager pursuant to Section 6(c) of the Distribution Agreement.  Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Distribution Agreement.

In connection with the opinions and views expressed herein, I, or attorneys under my supervision, have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.
The Company is a corporation existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

2.
Each of the Subsidiaries is existing and in good standing under the laws of its respective jurisdiction of incorporation, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

3.
Each of the Company and its Subsidiaries is qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4.	The Distribution Agreement has been authorized by all necessary corporate action of, and has been executed and delivered by, the Company.

5.
Subject to the next succeeding sentence, the issue and sale of the Shares by the Company in accordance with the terms of the Distribution Agreement has been authorized by all necessary corporate action of the Company; the Shares, when the Shares have been electronically registered and delivered to and paid for by the Manager pursuant to the Distribution Agreement, will constitute Common Stock that has been validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus.  The authorization of the Board of Directors of the Company is subject to the condition that the [insert any then relevant conditions or limitations].

6.
The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; [and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any statutory preemptive rights, preemptive rights arising under the charter or bylaws of the Company or, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights]1.

7.
No approval, authorization, consent or order under any federal law or under the Delaware General Corporation Law or approval, authorization, consent of or filing with any state governmental or regulatory commission, board, body, authority or agency, or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of the Distribution Agreement or in connection with the issuance and sale of the Shares by the Company to the Manager pursuant to the Distribution Agreement other than (i) registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) (except that I express no opinion as to any necessary qualification under the state securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Manager and I express no opinion with respect to the Conduct Rules of the FINRA); (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; (iii) the approval of the issuance of the Shares by the Federal Energy Regulatory Commission (“FERC”) which approval is contained in the [FERC Order] (the “FERC Order”) and which FERC Order is in full force and effect [insert any then relevant limitations]; and (iv) the approval of the issuance of the Shares by the Montana Public Service Commission (“MPSC”), which MPSC approval has been obtained and is in full force and effect [insert any then relevant limitations].

1 Bracketed language is not required to be delivered in an opinion that is delivered on the establishment of the equity distribution program, but will be required in opinions to be delivered on subsequent Representation Dates.

8.
The execution, delivery and performance of the Distribution Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated by the Distribution Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the charter or bylaws of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is filed as an exhibit to the Registration Statement or any Incorporated Document or is otherwise known by me to be an Agreement and Instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) federal laws or the Delaware General Corporation Law, or (iv) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, which decree, judgment or order is known by me.

9.
To my knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Distribution Agreement; and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.

10.
The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents in all material respects.

I, or attorneys under my supervision, have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-179568) (the “Registration Statement”), the prospectus, dated February 17, 2012 (the “Base Prospectus”), and the prospectus supplement, dated April 25, 2012 (together with the Base Prospectus, the “Prospectus”).  In connection therewith, I, or attorneys under my supervision, (a) have made investigations as to the accuracy of certain of the statements of fact contained therein and (b) have discussed other matters with officers and other representatives of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who reviewed the financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, and with representatives of the Manager and its counsel concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus and the responses to various items of Form S-3.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference (collectively, the “Exchange Act Documents”). Based on the participations, investigations and discussions described above, I am of the view that each of the Exchange Act Documents that was filed with the Commission prior to the date of this letter at the time of filing complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that I express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

I am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements included or incorporated by reference in the Registration Statement or the Prospectus.  Based on my participation and discussions, and the participation and discussions of attorneys under my supervision, described above, no facts have come to my attention that cause me to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date hereof includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that I express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

As to facts material to the opinions and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinions expressed in paragraphs 1, 2 and 3 above with respect to the existence, good standing and/or foreign qualifications to do business, as the case may be, of the Company and its Subsidiaries referred to therein, are based solely on certificates of public officials as to factual matters or legal conclusions set forth therein.

The opinions and views expressed herein are limited to the federal laws of the United States of America, the laws of the States of South Dakota and Montana and the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and I express no opinion or view as to the effect of the laws of any other jurisdiction.

The opinions and views expressed herein are limited to the specific issues addressed and to laws existing on the date hereof. By rendering this opinion letter, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof that may occur after the date hereof. Hunton & Williams LLP, as counsel to the Manager, may rely on this opinion letter in connection with the transactions contemplated by the Distribution Agreement.

Exhibit B

OPINION OF SPECIAL COUNSEL

[Date]

UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Re:	Up to $100,000,000 of Shares of Common Stock of NorthWestern Corporation
Ladies and Gentlemen:

We have acted as special counsel to NorthWestern Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $100,000,000, through or to UBS Securities LLC (the “Manager”), in one or more public offerings from time to time, pursuant to the Equity Distribution Agreement, dated as of April 25, 2012 (the “Distribution Agreement”), by and between the Company and the Manager. This letter is furnished to the Manager pursuant to Section 6(d) of the Distribution Agreement.

In connection with the opinion and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion and views. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

We have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-179568) (the “Registration Statement”), the prospectus dated February 17, 2012 (the “Base Prospectus”), and the prospectus supplement dated April 25, 2012 (together with the Base Prospectus, the “Prospectus”). Each of the Registration Statement and the Prospectus includes the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (the “Securities Act”). From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, with the Manager and with counsel to the Manager concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-3. Based on our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, and the Prospectus, as of the date hereof, complies as to form in all material respects with  the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained or incorporated by reference in the Registration Statement and the Prospectus.  Based on the participation and discussions set forth above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date hereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP as experts.

The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

The opinion and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinion and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

As to facts material to the opinion and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Distribution Agreement. We have not independently verified such matters.

The statements above with respect to the effectiveness of the Registration Statement under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose being pending or threatened by the Commission are based solely on telephone conversations involving lawyers in our firm actively engaged in our representation of the Company in this matter and members of the staff of the Commission, and such statements are made as of the time of such conversations.

The opinion and views expressed herein are limited to the federal securities laws of the United States of America as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinion and views expressed herein. Our opinion and views are limited to those expressly set forth herein, and we express no opinion or view by implication.

B-2

This letter is furnished by us to you solely for your benefit and solely in your capacity as the Manager under the Distribution Agreement, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

B-3

Exhibit C

 [Letterhead]

________________, 20__

VIA ELECTRONIC MAIL

NorthWestern Corporation
d/b/a NorthWestern Energy
3010 W. 69th Street
Sioux Falls, SD 57108
Attention: ________________

TRANSACTION CONFIRMATION

Dear ________________:

This Confirmation sets forth the terms of the agreement of UBS Securities LLC (the “Manager”) with NorthWestern Corporation (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $________________ pursuant to the Equity Distribution Agreement between the Company and the Manager dated April 25, 2012 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate
Gross Price of Shares to be sold]............	_______________________________________

Minimum price at which Shares may
be sold ....................................................	_______________________________________

Date(s) on which Shares may be sold ...........	_______________________________________

Compensation to Manager (if different
than the Agreement) .................................	_______________________________________

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by ________ a.m./p.m. (New York time) on [the date hereof][________________, 20__].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at each Time of Sale, Settlement Date and Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,
UBS SECURITIES LLC
By:	_________________________________
Name:
Title:

UBS SECURITIES LLC
By:	_________________________________
Name:
Title:

ACCEPTED as of the date first above written

NORTHWESTERN CORPORATION

By:	_________________________________
Name:
Title:

     [Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

C-2